Exhibit 99.1
Investor Relations:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Third Quarter Fiscal 2009 Financial Results
Total Revenue Up 19% and Software Revenue Up 16% Year Over Year
Third Quarter Fiscal 2009 Highlights Include:

GAAP Results:
Revenues	$60.1 million
Income from Operations (EBIT)	$6.1 million
EBIT Margin	10.2%
Diluted Earnings Per Share	$0.09

Non-GAAP Results:
Income from Operations (EBIT)	$9.1 million
EBIT Margin	15.1%
Diluted Earnings Per Share	$0.15
OCEANPORT, N.J. – February 4, 2009 – CommVault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2008.
Total revenues in the third quarter of fiscal 2009 were $60.1 million, an increase of 19% over the third quarter of fiscal 2008 and a decrease of 5% over the prior quarter. Software revenue in the third quarter of fiscal 2009 was $31.3 million, up 16% year-over-year and down 11% sequentially. Services revenue in the third quarter of fiscal 2009 was $28.7 million, up 23% year-over-year and 2% sequentially.
Income from operations (EBIT) was $6.1 million for the third quarter, a 2% decrease from $6.3 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 5% to $9.1 million in the third quarter of fiscal 2009 compared to $8.6 million in the third quarter of the prior year.
For the third quarter of fiscal 2009, CommVault reported net income of $3.9 million, a decrease of $4.3 million compared to the same period of the prior year. GAAP net income for the prior year quarter includes a tax benefit primarily due to the reversal of deferred tax valuation allowances in certain international jurisdictions. Non-GAAP net income decreased 5% to $6.6 million in the third quarter of fiscal 2009 compared to $6.9 million in the third quarter of the prior year. Non-GAAP diluted earnings per share was $0.15 for both the third quarter of fiscal 2009 and 2008.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We achieved 19% year over year growth in total revenues. This is not a growth rate we were happy with especially since our underlying business and pipeline growth is strong. The major issue that negatively impacted our reported results was big deal slippage. The outlook for our business continues to be good and we are really excited about the announced introduction of Simpana 8. Specifically, on January 26, 2009, we announced the launch of our next generation software release, the CommVault Simpana 8 software suite. CommVault Simpana 8 will enable our customers to reduce costs and improve operating efficiencies. We believe it will enable us to further strengthen our position in the data and information management market to sustain our track record of innovation and double digit growth.”
For the fiscal year ending March 31, 2009, CommVault currently expects:
•	Total revenues in the range of $241 million to $245 million.

•	Non-GAAP gross margin of approximately 87.2%.

•	Non-GAAP income from operations (EBIT) margin of 14.2% to 15.2%.

•	Non-GAAP diluted EPS in the range of $0.57 per share to $0.62 per share using an effective tax rate of approximately 30% and a weighted average diluted share count of approximately 43.8 million to 44.2 million. The weighted average diluted share count does not take into consideration any additional share repurchases during the fourth quarter of fiscal 2009.

•	An actual cash tax rate in the range of 10% to 15%.
The non-GAAP gross margin percentages above exclude approximately $0.3 million related to noncash stock-based compensation charges. The non-GAAP diluted EPS guidance excludes approximately $0.17 per share to $0.19 per share of noncash stock-based compensation charges, net of non-GAAP income tax benefits of approximately $0.08 per share, and any additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

Operating cash flow totaled $8.4 million for the third quarter of fiscal 2009 compared to $13.1 million in the third quarter of fiscal 2008. Total cash and cash equivalents as of December 31, 2008 were $100.8 million.
During the third quarter of fiscal 2009, CommVault repurchased 489,833 shares of common stock under its share repurchase plan with a total cost of approximately $4.8 million. As of February 4, 2009, CommVault has repurchased $40.2 million of common stock (2,853,305 shares) out of the $80.0 million in total that is authorized under its stock repurchase program. As a result, CommVault may repurchase an additional $39.8 million of its common stock through July 31, 2009.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Recent Business Highlights:
•	On January 26, 2009, CommVault launched the Simpana 8® software suite. Simpana 8 is the largest software release in CommVault’s history and includes advances in recovery management, data reduction, virtual server protection and content organization. Built on the industry’s only truly singular, unified platform, Simpana 8 can meet a broad spectrum of customer’s discovery and recovery management requirements and eliminate the need for a myriad of point level products.

•	On December 9, 2008, CommVault announced that it is teaming with CaseCentral to promote a comprehensive eDiscovery solution that streamlines, automates and minimizes the risk and cost associated with discovery requests.

•	On November 12, 2008, CommVault announced support for the Microsoft Windows Essential Business Server 2008 and Small Business Server 2008 platforms.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 30% in fiscal 2009 and 28% in fiscal 2008.

CommVault anticipates that in any given quarter its non-GAAP effective tax rate may be either higher or lower than the most directly comparable GAAP effective tax rate as evidenced by the historical quarterly fluctuations CommVault has experienced in its GAAP effective tax rate. For example, CommVault’s quarterly GAAP effective tax rate in fiscal 2008 ranged from an expense of 39% in the first quarter of the year to a benefit of 12% in the third quarter of the year resulting in a GAAP tax rate for the entire fiscal 2008 period of approximately 23% (including the impact of the $1.3 million reversal of deferred tax valuation allowances in certain international jurisdictions in the quarter ended December 31, 2007). In addition, the GAAP effective tax rate for the nine months ended December 31, 2008 was 39%.
CommVault currently expects that its long-term terminal tax rate will be within a range of 30% to 32%. As a result, CommVault will gradually increase its non-GAAP effective tax rate as it approaches its anticipated long-term GAAP tax rate. CommVault measured itself to a non-GAAP effective tax rate of 28% in fiscal 2008 and will measure itself to a non-GAAP effective tax rate of 30% in fiscal 2009 in order to reflect this gradual increase to its long-term terminal rate. In addition, CommVault believes that the use of a non-GAAP proforma tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the effective tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, February 4, 2009, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its financial results. To access this call, dial 800-265-0241 (domestic) or 617-847-8704 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s Web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s Web site, www.commvault.com.
About CommVault
A singular vision — a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States. (cvlt-f)
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell and ROMS, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Software	$31,345	$26,994	$94,205	$77,630
Services	28,706	23,304	84,177	64,063

Total revenues	60,051	50,298	178,382	141,693

Cost of revenues:
Software	531	648	1,869	1,651
Services	7,314	6,315	21,315	17,775

Total cost of revenues	7,845	6,963	23,184	19,426

Gross margin	52,206	43,335	155,198	122,267

Operating expenses:
Sales and marketing	31,690	23,420	91,556	67,735
Research and development	7,703	6,818	22,891	19,944
General and administrative	5,756	6,010	19,670	17,266
Depreciation and amortization	912	795	2,716	2,217

Income from operations	6,145	6,292	18,365	15,105

Interest expense	(30)	—	(57)	(114)
Interest income	322	998	1,519	2,701

Income before income taxes	6,437	7,290	19,827	17,692

Income tax (expense) benefit	(2,554)	908	(7,738)	(3,077)

Net income	$3,883	$8,198	$12,089	$14,615

Net income per common share:
Basic	$0.09	$0.19	$0.29	$0.34

Diluted	$0.09	$0.18	$0.27	$0.32

Weighted average common shares outstanding:
Basic	41,436	43,518	42,139	42,991

Diluted	43,068	46,136	44,184	45,593

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$100,831	$91,661
Trade accounts receivable, net	41,653	44,284
Prepaid expenses and other current assets	4,398	3,409
Deferred tax assets	14,941	15,348

Total current assets	161,823	154,702

Deferred tax assets	34,818	39,506
Property and equipment, net	6,085	5,868
Other assets	1,134	754

Total assets	$203,860	$200,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,150	$2,218
Accrued liabilities	20,481	22,623
Deferred revenue	58,139	52,348

Total current liabilities	80,770	77,189

Deferred revenue, less current portion	7,498	7,210
Other liabilities	7,303	6,896

Total stockholders’ equity	108,289	109,535

Total liabilities and stockholders’ equity	$203,860	$200,830

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2008	2007
Cash flows from operating activities
Net income	$12,089	$14,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,796	2,326
Noncash stock-based compensation	8,135	6,233
Excess tax benefits from stock-based compensation	(589)	(4,497)
Deferred income taxes	2,931	(3,647)

Changes in operating assets and liabilities:
Accounts receivable	(679)	(10,935)
Prepaid expenses and other current assets	(1,230)	313
Other assets	(504)	(182)
Accounts payable	115	122
Accrued liabilities	2,669	8,239
Deferred revenue and other liabilities	10,909	10,807

Net cash provided by operating activities	36,642	23,394

Cash flows from investing activities
Purchase of property and equipment	(3,413)	(3,083)

Net cash used in investing activities	(3,413)	(3,083)

Cash flows from financing activities
Repurchase of common stock	(25,229)	—
Proceeds from the exercise of stock options	2,450	8,108
Excess tax benefits from stock-based compensation	589	4,497
Net proceeds from follow-on public offering of common stock	—	4,315
Repayments on term loan	—	(7,500)

Net cash provided by (used in) financing activities	(22,190)	9,420

Effects of exchange rate — changes in cash	(1,869)	376

Net increase in cash and cash equivalents	9,170	30,107
Cash and cash equivalents at beginning of period	91,661	65,001

Cash and cash equivalents at end of period	$100,831	$95,108

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$6,145	$6,292	$18,365	$15,105
Noncash stock-based compensation (1)	2,874	2,207	8,135	6,233
FICA expense on stock option exercises and vesting on restricted stock awards (2)	51	112	183	504

Non-GAAP income from operations	$9,070	$8,611	$26,683	$21,842

GAAP net income	$3,883	$8,198	$12,089	$14,615
Noncash stock-based compensation (1)	2,874	2,207	8,135	6,233
FICA expense on stock option exercises and vesting on restricted stock awards (2)	51	112	183	504
Non-GAAP provision for income taxes adjustment (3)	(255)	(3,598)	(706)	(3,763)

Non-GAAP net income	$6,553	$6,919	$19,701	$17,589

Diluted weighted average shares outstanding	43,068	46,136	44,184	45,593

Non-GAAP diluted net income per share	$0.15	$0.15	$0.45	$0.39

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of services revenue	$69	$44	$195	$119
Sales and marketing	1,371	1,073	3,770	2,990
Research and development	454	304	1,230	884
General and administrative	980	786	2,940	2,240

Stock-based compensation expense	$2,874	$2,207	$8,135	$6,233

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 30% in fiscal 2009 and 28% in fiscal 2008.